As filed with the Securities and Exchange Commission on March 6, 1995
                Registration Statement No. 33-_______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                             ----------------------

                          WESTERN DIGITAL CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                        95-2647125
      (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)                  Identification Number)

      8105 Irvine Center Drive, Irvine, California               92718
      (Address of principal executive offices)                (Zip Code)


                          WESTERN DIGITAL CORPORATION
                           EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)

                              Michael A. Cornelius
                            8105 Irvine Center Drive
                            Irvine, California 92718
                    (Name and address of agent for service)

                                 (714) 932-5000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

____________________________________________________________________________

                                       Proposed            Proposed
 Title of                               Maximum            Maximum
Securities            Amount           Offering           Aggregate      Amount of
 To Be                 To Be           Price Per           Offering     Registration
Registered          Registered         Share(1)            Price(1)        Fee(2)
- ----------          ----------         --------            --------        ------
Common Stock,       2,250,000           $14.00           $31,500,000     $10,862.07
$.10 par           shares (4)(5)
value (3)

===========================================================================

    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high (14.75) and low (13.25) sale prices of the Company's Common Stock on the New York Stock Exchange on February 27, 1995.

    (2) Based on the average of the high and low sale prices of the Company's Common Stock on the New York Stock Exchange on February 27, 1995 (see footnote
(1) above).

    (3) This Registration Statement includes associated stock purchase rights under the Rights Agreement dated as of December 1, 1988 between the Registrant and First Interstate Bank, Ltd., as Rights Agent, as amended by Amendment No. 1 to the Rights Agreement dated August 10, 1990.

     (4) This amount represents an increase in the number of shares authorized for issuance under the Company's Employee Stock Option Plan.

     (5) There is also being registered hereunder such additional undetermined number of shares of Common Stock which may be issued as a result of anti-dilutive adjustments pursuant to the Employee Stock Option Plan.

============================================================================

                         STATEMENT PURSUANT TO RULE 429

Documents constituting those portions of the Section 10(a) Prospectus which are to be delivered to optionees under the Employee Stock Option Plan, which documents are not required to be filed with this Registration Statement, include information required to be provided to optionees under other of the Company's stock option plans which are registered under the following Registration Statements:

                        No.                Date of Filing
                   ------------        --------------------
                   2-76179              February 23, 1982
                   2-97365              April 29, 1985
                   33-9853              January 15, 1987
                   33-24585             September 28, 1988
                   33-33365             February 6, 1990

                                  INTRODUCTION


        This Registration Statement relates to additional shares of Common Stock of Western Digital Corporation, a Delaware Corporation, (the "Company") authorized for issuance under the Company's Employee Stock Option Plan (the "Plan") and consists of only those items required by General Instruction E to Form S-8.


                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 33-60166), filed March 29, 1993, are incorporated by this reference into this Registration Statement.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits

        Pursuant to General Instruction E, only those opinions and consents required by Item 8 are provided, as follows.

Exhibit No.          Description
- -----------          -----------
   5.1               Opinion of Counsel

  23.1               Consent of KPMG Peat Marwick LLP

  24.1               Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 31st day of January, 1995.

                                                WESTERN DIGITAL CORPORATION


                                                By: /s/ CHARLES A. HAGGERTY
                                                   ------------------------
                                                   Charles A. Haggerty
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer


                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Charles A. Haggerty and D. Scott Mercer, jointly and severally, his or her agents and attorneys in fact, each with the power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said agents and attorneys in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                          Date
- ---------                                      -----                                          ----
/s/ CHARLES A. HAGGERTY                        Chairman of the                                January 31, 1995
- -----------------------                        Board, President
Charles A. Haggerty                            and Chief Executive
                                               Officer (Principal
                                               Executive Officer)

Signature                                      Title                                          Date
- ---------                                      -----                                          ----
/s/ D. SCOTT MERCER                            Executive Vice                                  January 31, 1995
- -----------------------                        President,
D. Scott Mercer                                Chief Financial and
                                               Administrative Officer
                                               (Principal Financial
                                               and Accounting Officer)

/s/ GEORGE L. BRAGG                            Director                                        January 31, 1995
- -----------------------
George L. Bragg


/s/ I. M. BOOTH                                Director                                        January 31, 1995
- -----------------------
I. M. Booth


/s/ ANDRE R. HORN                              Director                                        January 31, 1995
- -----------------------
Andre R. Horn


/s/ IRWIN FEDERMAN                             Director                                        January 31, 1995
- -----------------------
Irwin Federman


/s/ ANNE O. KRUEGER                            Director                                        January 31, 1995
- -----------------------
Anne O. Krueger


/s/ STEPHEN B. SCHWARTZ                        Director                                        January 31, 1995
- -----------------------
Stephen B. Schwartz


/s/ THOMAS E. PARDUN                           Director                                        January 31, 1995
- -----------------------
Thomas E. Pardun


/s/ JAMES A. ABRAHAMSON                        Director                                       January 31, 1995
- -----------------------
James A. Abrahamson


/s/ PETER D. BEHRENDT                          Director                                       January 31, 1995
- -----------------------
Peter D. Behrendt

                              Index to Exhibits



Exhibit No.          Description
- -----------          -----------
   5.1               Opinion of Counsel

  23.1               Consent of KPMG Peat Marwick LLP

  24.1 Power of Attorney (contained on signature page hereto)